Exhibit 99.1

Press Release

FreightCar America, Inc. Reports First Quarter 2025 Results

Gross Profit Increased 26% with Gross Margin Expanding 780 Basis Points

Generates Quarterly Operating Cash Flow of $13 million and Adjusted Free Cash Flow of $12 million Strong Order Intake Supports Reaffirmed Full Year Guidance

CHICAGO, May 5, 2025 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•
Revenues of $96.3 million, consistent with expectations, decreased 40.2% from $161.1 million in the first quarter of 2024, with planned railcar deliveries of 710 units compared to 1,223 units in the prior-year period
•
Gross margin of 14.9% with gross profit of $14.4 million, compared to gross margin of 7.1% with gross profit of

$11.4 million in the first quarter of 2024

•
Net income of $50.4 million, or $1.52 per share and Adjusted net income of $1.6 million, or $0.05 per share, primarily reflecting a $52.9 million non-cash adjustment due to change in warrant liability
•
Adjusted EBITDA of $7.3 million, compared to Adjusted EBITDA of $6.1 million in the first quarter of 2024, up 20.5%
•
Generated Operating Cash Flow of $12.8 million, compared to $25.3 million of cash used in the first quarter of 2024, a $38.1 million increase year over year
•
Generated Adjusted Free Cash Flow of $12.5 million, compared to $30.5 million of cash used in the first quarter of 2024, a $43.0 million increase year over year
•
Ended the quarter with a backlog of 3,337 units valued at $318 million

“We continued to solidify our position as the fastest-growing railcar manufacturer in North America, driven by strong commercial execution and operational discipline. In line with our expectations for the first quarter, we achieved robust margins, once again outperforming our industry peers, reflecting our commitment to differentiated product offerings and exceptional commercial discipline. Order activity remained strong, with 1,250 railcars ordered during the quarter valued at approximately $141 million, underscoring our ongoing momentum and expanding market share,” commented Nick Randall, President and Chief Executive Officer of FreightCar America.

Randall continued, “Looking forward, our healthy backlog and growing inquiry pipeline position us for a meaningful ramp up in deliveries for the remainder of the year. While the industry has experienced some delays in order placements, we have continued to capture significant market share through our agility and superior responsiveness to customer needs. We reaffirm our previously announced full-year guidance and remain confident in our ability to deliver profitable growth and increased market share, further strengthening our long-term competitive position.”

Fiscal Year 2025 Outlook

The Company has reaffirmed outlook for fiscal year 2025 as follows:

	Fiscal 2025 Outlook	Year-over-Year Growth at Midpoint
Railcar Deliveries	4,500 – 4,900 Railcars	7.7%
Revenue	$530 - $595 million	0.6%
Adjusted EBITDA1	$43 - $49 million	7.0%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “We remain in a strong financial position, generating consistent operating and free cash flow, marking our fourth consecutive quarter of positive operating cash flow, while ending the quarter with over $50 million in cash on hand. Our disciplined approach continues to drive margin strength and consistent cash generation, reinforcing our balance sheet and providing significant financial flexibility. We are firmly on track to achieve our full year guidance targets and remain committed to sustainable value creation through continued operational efficiency, commercial execution and delivering positive free cash flow for the year.”

First Quarter 2025 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, May 6, at 11:00 a.m. (Eastern Time) to discuss its first quarter 2025 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
May 6, 2025
•
11:00 a.m. Eastern Daylight Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access at: https://viavid.webcasts.com/starthere.jsp?ei=1715426&tp_key=3b0d01ded6

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, Free cash flow and Adjusted free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$54,084	$44,450
Accounts receivable, net of allowance	18,361	12,506
VAT receivable	8,769	3,851
Inventories, net	79,109	75,281
Assets held for sale	629	629
Prepaid expenses and other current assets	12,025	8,314
Total current assets	172,977	145,031
Property, plant and equipment, net	28,839	30,107
Right of use asset operating lease	2,312	2,423
Right of use asset finance lease	44,366	45,081
Other long-term assets	1,974	1,574
Total assets	$250,468	$224,216

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$64,709	$49,574
Accrued payroll and other employee costs	5,996	6,286
Accrued warranty	2,162	2,389
Customer deposits	17,611	—
Deferred revenue	3,402	8,556
Current portion of long-term debt	2,875	2,875
Lease liability finance lease, current	1,356	1,256
Other current liabilities	9,949	9,889
Total current liabilities	108,060	80,825
Long-term debt, net of current portion	105,302	105,540
Warrant liability	83,431	136,319
Accrued pension costs	1,138	1,073
Lease liability operating lease, long-term	2,506	2,645
Lease liability finance lease, long-term	46,291	46,678
Other long-term liabilities	1,139	1,409
Total liabilities	347,867	374,489

Stockholders’ deficit
Preferred stock	—	—
Common stock	221	221
Additional paid-in capital	70,854	69,404
Accumulated other comprehensive income	1,697	721
Accumulated deficit	(170,171)	(220,619)
Total stockholders’ deficit	(97,399)	(150,273)
Total liabilities and stockholders’ deficit	$250,468	$224,216

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$96,290	$161,058
Cost of sales	81,896	149,655
Gross profit	14,394	11,403
Selling, general and administrative expenses	10,523	7,493
Operating income	3,871	3,910
Interest expense	(4,336)	(2,391)
Gain (loss) on change in fair market value of warrant liability	52,888	(15,653)
Other expense	(139)	(14)
Income (loss) before income taxes	52,284	(14,148)
Income tax provision (benefit)	1,836	(2,577)
Net income (loss)	$50,448	$(11,571)
Net earnings (loss) per common share - basic	$1.54	$(0.54)
Net earnings (loss) per common share - diluted	$1.52	$(0.54)
Weighted average common shares outstanding – basic	31,649,133	29,580,182
Weighted average common shares outstanding – diluted	33,285,446	29,580,182

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$50,448	$(11,571)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	1,496	1,396
Non-cash lease expense on right-of-use assets	826	703
(Gain) loss on change in fair market value for Warrant liability	(52,888)	15,653
Stock-based compensation recognized	1,940	760
Other non-cash items, net	2,298	1,746
Changes in operating assets and liabilities:
Accounts receivable	(5,855)	(28,632)
VAT receivable	(4,956)	(999)
Inventories	(6,555)	16,963
Accounts and contractual payables	18,585	(7,884)
Income taxes payable, net	618	(3,937)
Lease liability	(997)	(1,057)
Customer deposits	17,611	—
Other assets and liabilities	(9,777)	(8,463)
Net cash flows provided by (used in) operating activities	12,794	(25,322)

Cash flows from investing activities
Purchase of property, plant and equipment	(330)	(966)
Net cash flows used in investing activities	(330)	(966)

Cash flows from financing activities
Deferred financing costs	(1,336)	—
Borrowings on revolving line of credit	—	13,037
Repayments on revolving line of credit	—	(12,450)
Repayments on term loan	(719)	—
Employee stock settlement	(488)	(40)
Financing lease payments	(287)	(842)
Net cash flows used in financing activities	(2,830)	(295)
Net increase (decrease) in cash and cash equivalents	9,634	(26,583)
Cash, cash equivalents and restricted cash equivalents at beginning of period	44,450	40,560
Cash, cash equivalents and restricted cash equivalents at end of period	$54,084	$13,977

Supplemental cash flow information
Interest paid	$1,086	$852
Income taxes paid	$1,215	$403
Non-cash transactions
Change in unpaid construction in process	$(47)	$(155)

Non-GAAP Financial Measures

FreightCar America, Inc.

Reconciliation of Income (loss) before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Income (loss) before income taxes	$52,284	$(14,148)
Depreciation & Amortization	1,496	$1,396
Interest Expense, net	4,336	$2,391
EBITDA	58,116	(10,361)

Change in Fair Value of Warrant (a)	(52,888)	$15,653
Stock Based Compensation	1,940	$760
Other, net	139	$14
Adjusted EBITDA	$7,307	$6,066

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (gain) loss associated with the change in fair market value of the Company’s warrant liability.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net income (loss) and Adjusted net income(1)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Net income (loss)	$50,448	$(11,571)

Change in Fair Value of Warrant (a)	(52,888)	15,653
Stock Based Compensation	1,940	760
Other, net	139	14
Total non-GAAP adjustments	(50,809)	16,427
Income tax impact on non-GAAP adjustments (b)	1,965	(3,445)
Adjusted net income	$1,604	$1,411

(1) Adjusted net income represents net income (loss) before the following charges:

(a)
This adjustment removes the non-cash (gain) loss associated with the change in fair market value of the Company’s warrant liability.
(b)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Diluted EPS and Adjusted Diluted EPS(1)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Diluted EPS	$1.52	$(0.54)

Change in Fair Value of Warrant (a)	(1.59)	0.53
Stock Based Compensation	0.06	0.03
Total non-GAAP adjustments pre-tax per-share	(1.53)	0.56
Income tax impact on non-GAAP adjustments per share (b)	0.06	(0.12)
Adjusted Diluted EPS	$0.05	$(0.10)

(1) Adjusted Diluted EPS represents Diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (gain) loss associated with the change in fair market value of the Company’s warrant liability.
(b)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted Diluted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted Diluted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted Diluted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted Diluted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Cash flows provided by (used in) operating activities, Free cash flow(1) and Adjusted free cash flow(2)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Cash flows provided by operating activities	$12,794	$(25,322)
Purchase of property, plant and equipment	(330)	(966)
Free cash flow	12,464	(26,288)
Accrued dividends on Series C Preferred stock (a)	–	(4,237)
Adjusted free cash flow	$12,464	$(30,525)

(1)
Free cash flow represents the amount by which Cash flows provided by operating activities exceeds capital expenditures.

(2)
Adjusted free cash flow represents the amount by which Free cash flow exceeds the following items:

(a)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.

We believe that Free cash flow and Adjusted free cash flow are useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow and Adjusted free cash flow are not financial measures presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow or Adjusted free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow and Adjusted free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.